UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2021

Altus Midstream Company

(Exact name of registrant as specified in its charter)

Delaware	001-38048	81-4675947
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Post Oak Central, 2000 Post Oak Boulevard, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value	ALTM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 8, 2021, Altus Midstream Processing LP (“Processor”), a subsidiary of Altus Midstream Company (the “Company”), entered into a new Gas Processing Agreement (the “New GPA”), dated effective September 1, 2021, with Apache Corporation (“Producer”), the Company’s indirect controlling stockholder. The New GPA provides for the processing of certain natural gas production from Producer by Processor and terminates and supersedes the existing Gas Processing Agreement (the “Prior GPA”), dated July 1, 2018, by and between Processor and Producer. In accordance with the Company’s related-party transaction policy, the New GPA was reviewed and approved by the Conflicts Committee of the Company’s board of directors.

The New GPA and the Prior GPA have substantially similar terms. The material differences between the New GPA and the Prior GPA are as follows: (i) natural gas liquids recoveries have been changed from actuals to a fixed recovery percentage; (ii) fuel, lost, and unaccounted for gas have been changed from being allocated and capped to being based on negotiated fixed percentages; (iii) treating fees have been added when the blended stream does not fall within defined specifications; (iv) Producer’s reserved capacity entitlement has been reduced and is now based on historical performance, providing Processor with greater flexibility to serve third parties with equal priority to Producer; (v) the “most favored nations” provision has been removed; and (vi) processing fees for gas from new wells drilled and completed after September 1, 2021 have been reduced.

The foregoing description of the New GPA and the differences between the New GPA and the Prior GPA does not purport to be complete and is qualified in its entirety by reference to the full text of the New GPA, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Additional information about the New GPA is also available on the “Investors” section of the Company’s website at www.altusmidstream.com. Information on the Company’s website is not incorporated by reference into, and does not constitute a part of, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1*†	Gas Processing Agreement, dated effective September 1, 2021, by and between Apache Corporation and Altus Midstream Processing LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Portions of this exhibit have been omitted, pursuant to Regulation S-K Item 601(b)(10)(iv), because the omitted information is both not material and is the type that the Company treats as private or confidential.

†

Schedules and exhibits to this exhibit have been omitted, pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTUS MIDSTREAM COMPANY

Date: October 14, 2021	/s/ Ben C. Rodgers
Ben C. Rodgers
Chief Financial Officer and Treasurer